UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Ferrari N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not applicable
(State of incorporation or organization	(I.R.S. Employer Identification No.)

Via Abetone Inferiore n. 4 I-41053 Maranello (MO) Italy	Not applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, par value €0.01 per share	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-205804

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common shares, par value €0.01 per share (the “Common Shares”), of Ferrari N.V. (the “Company”), as included under the titles “Tax Consequences—Material Netherlands Tax Consequences”, “Tax Consequences—Material U.S. Federal Income Tax Consequences” and “The Ferrari Shares, Articles of Association and Terms and Conditions of the Special Voting Shares” in the Prospectus forming a part of the Registration Statement on Form F–1, as originally filed with the Securities and Exchange Commission (the “Commission”) on July 23, 2015 (Registration No. 333–205804), including exhibits, as amended to date and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8–A, no exhibits are required to be filed, because no other securities of the Company are registered on the New York Stock Exchange LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 19, 2015	FERRARI N.V.

	By:	/s/ Alessandro Gili
		Name:	Alessandro Gili
		Title:	Chief Financial Officer